UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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APPLIED MOLECULAR TRANSPORT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 7, 2021
Dear Fellow Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (Annual Meeting) of Applied Molecular Transport Inc. (the Company) to be held virtually via live audio webcast on Tuesday, May 18, 2021 at 10:00 a.m., Pacific Time. The attached notice and proxy statement describe the formal business to be transacted at the meeting.
We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2020 Annual Report to Stockholders and our proxy statement at www.virtualshareholdermeeting.com/AMTI2021. On or about April 7, 2021, we mailed to our stockholders a notice containing instructions on how to access these materials and how to vote their shares. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.
You may vote your shares at the Annual Meeting. If you are not able to attend the Annual Meeting, you may submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.
On behalf of the Board of Directors and the officers and employees of the Company, I would like to take this opportunity to thank our stockholders for their continued support of Applied Molecular Transport Inc. We look forward to seeing you at the meeting.
Sincerely,

/s/ Tahir Mahmood
Tahir Mahmood, Ph.D.
Co-Founder and Chief Executive Officer

APPLIED MOLECULAR TRANSPORT INC.
1 Tower Place, Suite 850
South San Francisco, CA 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 a.m., Pacific Time on Tuesday, May 18, 2021
Notice is hereby given that the 2021 Annual Meeting of Stockholders (Annual Meeting) of Applied Molecular Transport Inc. (the Company) will be held at 10:00 a.m., Pacific Time on Tuesday, May 18, 2021. The safety our stockholders is important to us and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/AMTI2021. The Annual Meeting will be held for the following purposes:
1.	Elect two Class I directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	Vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
These proposals are more fully described in the accompanying proxy statement.
The Company’s Board of Directors (Board of Directors) recommends that you vote (i) FOR the election of the two Class I nominees to serve as directors of the Company and (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
The Board of Directors has fixed the close of business on March 22, 2021 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.
On or about April 7, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.virtualshareholdermeeting.com/AMTI2021 by entering the control number located on your Notice or proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors,

/s/ Tahir Mahmood
Tahir Mahmood, Ph.D.
Co-Founder and Chief Executive Officer
April 7, 2021
Please vote via the Internet, telephone or by mail.
Internet: www.proxyvote.com
Phone: 1-800-690-6903
If you request a proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide.

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 a.m. on May 18, 2021
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2021 annual meeting of stockholders of Applied Molecular Transport Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the Annual Meeting). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/AMTI2021. The Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 7, 2021 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
ABOUT THE MEETING
Why are you holding a virtual Annual Meeting?
The safety of our stockholders is important to us and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management.
How do I attend and participate in the Annual Meeting online?
We will be hosting the meeting via live webcast only at www.virtualshareholdermeeting.com/AMTI2021. You will be able to submit your questions and vote your shares electronically during the Annual Meeting.
The webcast will start at 10:00 a.m. Pacific Time. You are encouraged to access the meeting prior to the start time. The webcast will open 15 minutes before the start of the meeting, and you should allow ample time for the check-in procedures. In order to enter the meeting, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock (as defined below), or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/AMTI2021.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of 1) the election of two Class I directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified; 2) ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and 3) any other matters that properly come before the meeting.
Who is entitled to vote at the meeting?
Only our stockholders of record at the close of business on March 22, 2021, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 35,249,950 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
What are the voting rights of the holders of our common stock?
Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 35,249,950 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
What vote is required to approve each item?
•
Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present (including by proxy) at our virtual Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

•
Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present (including by proxy) at our virtual Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What are the Board's recommendations?
Our Board of Directors recommends a vote:
•	“FOR” the election of Randall Mrsny, Ph.D. and Aaron VanDevender, Ph.D. as Class I directors; and
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

How do I vote?
If you are a stockholder of record, there are four ways to vote:
•
to vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/AMTI2021, starting at 10:00 a.m. Pacific Time on May 18, 2021 (have your Notice or proxy card in hand when you visit the website);

•	by Internet at www.proxycote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time, on May 17, 2021 (have your Notice or proxy card in hand when you visit the website)
•	by toll-free telephone at 1-800-690-6903 (have your Notice or proxy card in hand when you call); or
•
by mail by completing, dating and signing the proxy card that accompanies this proxy statement and returning it promptly by mail in the enclosed postage-paid envelope so that it is received no later than May 17, 2021. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your bank, broker or other nominee. You must follow the voting instructions provided by your bank, broker or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your bank, broker or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your bank, broker or other nominee.
Can I change my vote after I return my proxy card?
Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and mailing a later-dated proxy card; or
•	notifying the Corporate Secretary of Applied Molecular Transport Inc. in writing to 1 Tower Place, Suite 850, South San Francisco, CA 94080.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Tahir Mahmood and Shawn Cross have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 7, 2021 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.
Where can I find the voting results of the Annual Meeting?
We expect to announce voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
Applied Molecular Transport Inc.
Attention: Investor Relations
1 Tower Place, Suite 850
South San Francisco, CA 94080
Street name stockholders may contact their bank, broker or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals for 2022 annual meeting
The submission deadline for stockholder proposals to be included in our proxy materials for the 2022 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is December 8, 2021 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Applied Molecular Transport Inc., 1 Tower Place, Suite 850, South San Francisco, CA 94080 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2022 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.
Advance Notice Procedure for 2022 annual meeting
Under our bylaws, director nominations and other business may be brought at an Annual Meeting of stockholders in accordance with the requirements of our bylaws as in effect from time to time. For the 2022 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Applied Molecular Transport Inc., 1 Tower Place, Suite 850, South San Francisco, CA 94080, not later than the close of business on the 45th day nor earlier than the close of business on the 75th day before the one-year anniversary of the date on which we first mailed proxy materials or a notice of availability of proxy materials (whichever is earlier) for the previous year’s Annual Meeting. However, if the 2022 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the 2022 annual meeting of Stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2022 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2022 annual meeting of stockholders, or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Please refer to the full text of our Bylaw provisions for additional information and requirements. A copy of our current bylaws has been filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.
You may propose director candidates for consideration by our corporate governance and nominating committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance-Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under “Stockholder Proposals for 2022 annual meeting” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board of Directors, which currently consists of six members. Four of our directors are independent within the meaning of the listing standards of the Nasdaq Stock Market. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our corporate governance and nominating committee, we are nominating Randall Mrsny, Ph.D., and Aaron VanDevender, Ph.D. as Class I directors at the Annual Meeting. If elected, Drs. Mrsny and VanDevender will each hold office for a three-year term until the annual meeting of stockholders to be held in 2024 or until their successors are duly elected and qualified.
The following table sets forth the names and certain other information about each of the nominees for Class I director. The names of and certain other information about the continuing members of our Board of Directors are also set forth below. All information is as of March 31, 2021:
	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Randall Mrsny, Ph.D.	I	66	Co-Founder, Chief Scientific Officer and Director	2016	2021	2024
Aaron VanDevender, Ph.D.(1)(3)	I	41	Director	2016	2021	2024
Continuing Directors
Helen S. Kim(1)	II	58	Board Chair	2018	2022	—
Graham Cooper(1)(2)	II	51	Director	2020	2022	—
David Lamond(2)(3)	III	46	Director	2018	2023	—
Tahir Mahmood, Ph.D.	III	46	Co-Founder, Chief Executive Officer and Director	2016	2023	—
(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the corporate governance and nominating committee
Nominees for Directors
Randall Mrsny, Ph.D., Co-Founder, Chief Scientific Officer, and Director. Dr. Mrsny co-founded Applied Molecular Transport LLC in September 2010, which became a wholly owned subsidiary of the Company. He has served as a member of our board of directors and Chief Scientific Officer since our incorporation in November 2016. Since June 2011, Dr. Mrsny has held a Professor’s Chair of Epithelial Cell Biology at the University of Bath. Dr. Mrsny was also Head of the Drug Delivery/Biology group at Genentech, Inc. (now a member of Roche Holding Ltd.) from September 1990 to October 2001. Dr. Mrsny holds a B.S. in Biochemistry and Biophysics from the University of California, Davis, a Ph.D. in Human Anatomy and Cell Biology from the U.C. Davis School of Medicine, and was a NIH Postdoctoral Fellow in Membrane Biophysics in the Institute of Molecular Biology at the University of Oregon.
We believe Dr. Mrsny is qualified to serve on our Board of Directors because of the perspective and experience he provides as one of our founders, his extensive experience in pharmaceutical sciences with more than three decades of industry experience, his leadership skills gained at various biotechnology companies, as well as his strong scientific knowledge.
Aaron VanDevender, Ph.D. Dr. VanDevender joined our board of directors in November 2016. Dr. VanDevender has served as Chief Executive Officer since December 2020 at Methid, LLC, a biotechnology company. Prior to Methid, Dr. VanDevender served as Chief Scientist and Principal from October 2012 to February 2020 and as Chief Scientific Consultant from February 2020 to August 2020 at Founders Fund, LLC, a venture capital firm. From October 2010 to March 2012, Dr. VanDevender served as a physicist at Halcyon Molecular, Inc., a company focused on DNA sequencing technology. From October 2007 to September 2010, he worked as a physicist at the National Institute of Standards and Technology. Dr. VanDevender has served on the board of directors of Emulate, Inc., which creates advanced in vitro human models, since June 2018 and on the board of directors of PsiQuantum, a quantum computer company, since September 2017. Dr. VanDevender holds a B.S. in Physics from the Massachusetts Institute of Technology and a Ph.D. in Physics from the University of Illinois, Urbana-Champaign.
We believe Dr. VanDevender is qualified to serve on our Board of Directors because of his strong scientific background, his experience in various technical roles within the biotechnology industry, as well as his experience operating, evaluating, investing in and overseeing biotechnology companies.
Continuing Directors
Helen S. Kim, Board Chair. Ms. Kim joined our board of directors in August 2018. Since April 2019, Ms. Kim has been a Managing Director of Vida Ventures, LLC, a venture capital firm. From March 2018 to March 2019, Ms. Kim was a Partner at The Column Group, a venture capital firm. Ms. Kim was the Executive Vice President, Business Development at Kite from June 2014 to January 2018. From August 2009 to January 2012, Ms. Kim worked at NGM Biopharmaceuticals Inc., a biopharmaceutical company, serving in the role of Chief Business Officer from August 2009 to July 2012 and Strategic Advisor from July 2012 to November 2014. From 2007 to 2008, she served as the Chief Executive Officer and President of Kosan Biosciences Inc., a pharmaceutical company, prior to the sale of the company to Bristol-Myers Squibb Co. Prior to this, Ms. Kim held various executive and leadership positions at Affymax, Inc., a biopharmaceutical company, Onyx Pharmaceuticals, Inc., a biopharmaceutical company and subsidiary of Amgen Inc., Protein Design Labs, Inc., a technology company, and Chiron Corporation, a biotechnology company and a subsidiary of Novartis AG. From August 2003 to November 2007, Ms. Kim also served as Chief Program Officer for the Gordon and Betty Moore Foundation, a nonprofit organization. Ms. Kim has served as a member of the board of directors of A2 Biotherapeutics, Inc., a biopharmaceutical company, ReCode Therapeutics, Inc., a biopharmaceutical company, IconOVir Bio, Inc., a biotechnology company, Aktis Oncology, a biopharmaceutical company, Assembly Biosciences, Inc., a biotechnology company, Exicure, Inc., a biotechnology company, Sunesis Pharmaceuticals, Inc., a pharmaceutical company, and ForSight Vision4 Inc., a biotechnology company, until it was acquired by Roche Holding Ltd. Ms. Kim holds a B.S. in chemical and biomedical engineering from Northwestern University and an M.B.A. from the University of Chicago.
We believe that Ms. Kim’s significant experience as a venture investor and advisor for a broad range of healthcare companies, as well as her experience in various leadership positions in the biotechnology industry and her extensive expertise and skills in strategy, finance and management provide her with the qualifications and skills to serve on our Board of Directors.
Graham Cooper. Mr. Cooper joined our board of directors in February 2020. From March 2018 until April 2019, Mr. Cooper served as the Chief Operating Officer and Chief Financial Officer of Assembly Biosciences, Inc. Mr. Cooper previously served as the Chief Financial Officer of Receptos, Inc., a biopharmaceutical company (now a subsidiary of Bristol-Myers Squibb Co.), from February 2013 until its acquisition by Celgene Corporation in August 2015 and Chief Financial Officer of Geron Corporation from January 2012 to December 2012. From May 2006 until March 2011, Mr. Cooper served as Chief Financial Officer of Orexigen Therapeutics, Inc. Prior to that, Mr. Cooper held roles of increasing responsibility at Deutsche Bank Securities, an investment bank, from August 1997 to February 2006, including Director, Health Care Investment Banking. He began his career as an accountant at Deloitte & Touche and was previously a C.P.A. Mr. Cooper currently serves on the board of directors of several public biotechnology companies: Beam Therapeutics Inc. since October 2019, Kezar Life Sciences, Inc. since October 2017, and Unity Biotechnology, Inc. since April 2017. From September 2013 to March 2016, Mr. Cooper served as a member of the board of directors of Celladon Corporation (now a subsidiary of Eiger BioPharmaceuticals, Inc.). Mr. Cooper holds a B.A. in Economics from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Cooper is qualified to serve on our Board of Directors because of his leadership experience at biotechnology companies and financial and accounting expertise.
David Lamond. Mr. Lamond joined our board of directors in September 2018. Since April 2016, Mr. Lamond has served as President of En Pointe LLC, an investment firm. From November 2011 to June 2016, he served as the President, Chief Executive Officer and Chief Investment Officer of Lamond Capital Partners LLC, a hedge fund. He has served as a member of the board of directors of Lucira Health, Inc., a diagnostics company, since February 2020,

Inquis Medical, Inc., a medical device company, since February 2020, Cortexyme, Inc., a clinical-stage biopharmaceutical company, since December 2015, and EG 427, a gene therapy company, since August 2019, and previously served on the board of Arrinex, Inc., a medical device company (now a subsidiary of Stryker Corporation). Mr. Lamond holds a B.A. in History from Duke University and a J.D. from Duke Law School.
We believe Mr. Lamond is qualified to serve on our Board of Directors because of his extensive expertise and experience investing in the biotechnology industry as well as his important perspective on operations, finance and corporate governance matters.
Tahir Mahmood, Ph.D., Co-Founder, Chief Executive Officer, and Director. Dr. Mahmood co-founded Applied Molecular Transport LLC in September 2010, which became a wholly owned subsidiary of the Company. He has served as a member of our board of directors and Chief Executive Officer since our incorporation in November 2016. From September 2011 to April 2013, Dr. Mahmood was a leader in the life sciences practice for the U.S. West Coast at Booz Allen Hamilton, a management consulting firm. Since January 2014, Dr. Mahmood has been the Co-Founder and a member of the board of directors of MiNDERA Corporation, a non-invasive skin genomics company. From June 2003 to April 2008, Dr. Mahmood also worked at Amgen Inc. where he held various roles including Principal Business Analyst. Dr. Mahmood is an inventor on a number of issued and pending U.S. patents. He holds B.A.Sc. and M.Sc. degrees from the University of Toronto and a Ph.D. in Chemical and Biomedical Engineering from a collaborative program between the University of Twente (The Netherlands) and Massachusetts Institute of Technology.
We believe Dr. Mahmood is qualified to serve on our Board of Directors because of the perspective and experience he provides as one of our founders and as our Chief Executive Officer, his expertise in life sciences, and strong scientific knowledge.
Director Independence
Our common stock is listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of our IPO. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance, and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of the Nasdaq Stock Market, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of the Nasdaq Stock Market, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our Board of Directors undertook a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, our Board of Directors has determined that Helen S. Kim, David Lamond, Aaron VanDevender, Ph.D. and Graham Cooper, representing four of our six directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Stock Market.

In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our Board of Directors is currently chaired by Helen S. Kim. As a general policy, our Board of Directors believes that separation of the positions of Chair of our Board of Directors and Chief Executive Officer reinforces the independence of our Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board of Directors as a whole. As such, Dr. Mahmood serves as our Chief Executive Officer while Ms. Kim serves as the Chair of our Board of Directors but is not an officer. We currently expect and intend the positions of Chair of our Board of Directors and Chief Executive Officer to continue to be held by two individuals in the future.
Role of the Board in Risk Oversight
Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through discussions from committee members about such risks. Our Board of Directors believes its administration of its risk oversight function has not negatively affected the Board of Directors’ leadership structure.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors on a periodic basis, and typically has such a session after each regularly scheduled Board meeting.
Board Meetings
During the fiscal year ended December 31, 2020, our Board of Directors held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served. Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage our directors to attend.
Board Committees
Our Board of Directors has established an audit committee, a compensation committee, and a corporate governance and nominating committee, each of which has the composition and the responsibilities described below.
Audit Committee
The members of our audit committee are Graham Cooper, Helen S. Kim and Aaron VanDevender, Ph.D. Mr. Cooper is the chair of our audit committee. Mr. Cooper is our audit committee financial expert, as that term is defined under the SEC rules implementing SOX Section 407, and possesses financial sophistication, as defined under the rules of the Nasdaq Stock Market. Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in monitoring our financial systems. Our audit committee also:
•	selects and hires the independent registered public accounting firm to audit our financial statements;

•	helps to ensure the independence and performance of the independent registered public accounting firm;
•	approves audit and non-audit services and fees of the independent registered public accounting firm;
•
reviews financial statements and discusses with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	prepares the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviews reports and communications from the independent registered public accounting firm;
•	reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•	reviews our policies on risk assessment and risk management;
•	reviews related party transactions; and
•
establishes and oversees procedures for the receipt, retention, and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the audit committee charter is available at https://ir.appliedmt.com/corporate-governance/documents-charters. During 2020, our audit committee held two meetings.
Compensation Committee
The members of our compensation committee are David Lamond and Graham Cooper. Mr. Lamond is the chair of our compensation committee. Our compensation committee oversees our compensation policies, plans, and benefits programs. The compensation committee also:
•	oversees our overall compensation philosophy and compensation policies, plans, and benefit programs;
•	reviews and approves or recommends to the Board of Directors for approval compensation for our executive officers and directors;
•	prepares the compensation committee report that the SEC will require to be included in our annual proxy statement; and
•	administers our equity compensation plans.
Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the compensation committee charter is available at https://ir.appliedmt.com/corporate-governance/documents-charters. During 2020, our compensation committee held one meeting.

Corporate Governance and Nominating Committee
The members of our corporate governance and nominating committee are David Lamond and Aaron VanDevender, Ph.D. Mr. Lamond is the chair of our corporate governance and nominating committee. Our corporate governance and nominating committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors. Specifically, the corporate governance and nominating committee:
•	identifies, evaluates, and makes recommendations to our Board of Directors regarding nominees for election to our Board of Directors and its committees;
•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•	reviews developments in corporate governance practices;
•	evaluates the adequacy of our corporate governance practices and reporting; and
•	evaluates the performance of our Board of Directors and of individual directors.
Our corporate governance and nominating committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the corporate governance and nominating committee charter is available at https://ir.appliedmt.com/corporate-governance/documents-charters. During 2020, our corporate governance and nominating committee did not hold a meeting.
Compensation Committee Interlocks and Inside Participation
None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
Considerations in Evaluating Director Nominees
Our corporate governance and nominating committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our corporate governance and nominating committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our corporate governance and nominating committee considers include, without limitation, issues of character, professional ethics and integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business, and other commitments. Nominees must also have the ability to offer advice and guidance to management and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our corporate governance and nominating committee to perform all board of director and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our corporate governance and nominating committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our corporate governance and nominating committee may consider such factors as differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board of Directors. In making determinations regarding nominations of directors, our corporate governance and nominating committee may take into account the benefits of diverse viewpoints. Our corporate governance and nominating committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our corporate governance and nominating committee recommends to our full Board of Directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors
Our corporate governance and nominating committee will consider candidates for director recommended by stockholders, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our corporate governance and nominating committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our corporate governance and nominating committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also nominate candidates for election to our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at 1 Tower Place, Suite 850 South San Francisco, CA 94080. To be timely for our 2022 annual meeting of stockholders, nominations must be received by our Secretary not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by our Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.
Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our Corporate Secretary at 1 Tower Place, Suite 850 South San Francisco, CA 94080. Our Corporate Secretary, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chair of our Board of Directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website https://ir.appliedmt.com/corporate-governance/documents-charters. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Director Compensation
The following table presents the total compensation each of our non-employee directors and Dr. Mrsny received during the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash	Options Awards(3)(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation	Total Compensation
Helen S. Kim	$55,000	$—	$—	$—	$55,000
Graham Cooper(1)	31,429	245,115	—	—	276,544
David Lamond	30,286	—	—	—	30,286
Randall Mrsny, Ph.D.(2)	—	—	201,600	414,009	561,926
Aaron VanDevender, Ph.D.	26,571	—	—	—	26,571
(1)	Mr. Cooper joined the Board of Directors on February 5, 2020; his fees were prorated for the portion of 2020 in which he served as a director.
(2)
Dr. Mrsny received compensation as our Chief Scientific Officer. Directors who are also our employees receive no additional compensation for their service as directors. Dr. Mrsny’s compensation included, among other components, $390,932 in salary.

(3)
The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2020. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting or exercise of the applicable awards.

(4)	As of December 31, 2020, our non-employee directors held outstanding options to purchase the number of shares of common stock as follows: Ms. Kim (60,230) and Mr. Cooper (75,000).
(5)	Amounts represent the annual incentive bonus earned for services performed in 2020. The annual incentive bonuses were paid in 2021.
Dr. Mahmood and Dr. Mrsny were our only two employee directors during fiscal 2020. Dr. Mrsny’s total compensation is included in the table above. See the section titled “Executive Compensation” for information about the compensation paid to Dr. Mahmood.
Non-Employee Director Compensation Policy
Under our director compensation policy, each non-employee director receives the cash and equity compensation for his or her services as a member of our Board of Directors, as described below. We also will continue to reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our Board of Directors or its committees.
The director compensation policy includes a maximum annual limit of $500,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $750,000 in the fiscal year in which the non-employee director joins the Board of Directors). For purposes of these limitations, the value of an equity award is based on its grant date fair value. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Cash Compensation
Non-employee directors are entitled to receive the following cash compensation for their services under the policy:
•	$35,000 per year for service as a Board member;
•	$35,000 per year for service as non-executive chair of the Board of Directors;
•	$15,000 per year for service as chair of the audit committee;
•	$7,500 per year for service as a member of the audit committee;
•	$10,000 per year for service as chair of the compensation committee;
•	$5,000 per year for service as a member of the compensation committee;
•	$8,000 per year for service as chair of the corporate governance and nominating committee; and
•	$4,000 per year for service as a member of the corporate governance and nominating committee.

Each non-employee director who serves as a committee chair will receive only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.
Equity Compensation
Initial Options
Each person who first becomes a non-employee director after the effective date of the director compensation policy will be granted on the date on which such individual first becomes a non-employee director, an initial award of nonstatutory stock options covering 60,000 shares of our common stock (the Initial Option). The Initial Option will be scheduled to vest as to 1/36th of the shares each monthly anniversary of commencement of service as a non-employee director, subject to continuing to provide services to us through each applicable vesting date.
Annual Options
Each non-employee director automatically will receive, on the date of each annual meeting of our stockholders, an annual award of nonstatutory stock option covering 20,000 shares of our common stock (an Annual Option). Each Annual Option will vest in full on the earlier of (i) the one-year anniversary of the date of grant of such Annual Award or (ii) the business day prior to the next annual meeting of stockholders that occurs following the grant of such Annual Award, in each case, subject to continuing to provide service to us through the applicable vesting date.
The term of each option granted under the director compensation policy will be 10 years, subject to earlier termination as provided in the 2020 Equity Incentive Plan (2020 Plan). Each option granted under the director compensation policy will have an exercise price per share equal to 100% of the fair market value per share on the date of grant.
Change in Control
In the event of our “change in control” (as defined in the 2020 Plan), each non-employee director will fully vest in his or her outstanding company equity awards provided that the non-employee director continues to be a non-employee director through the date of our change in control.
Certain Relationships and Related Party Transactions
In addition to compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Director Compensation” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Investors’ Rights Agreement
We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including EPQ LLC, AMT PS, EPQ LLC, AMTB PS, The Founders Fund VI, LP, The Founders Fund VI Principals Fund, LP, The Founders Fund V, LP, The Founders Fund V Entrepreneurs Fund, LP, The Founders Fund VI Entrepreneurs Fund, LP, The Founders Fund V Principals Fund, LP, and Blue Devil Trust. Under our investors’ rights agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.
Other Transactions
We have granted stock options to our named executive officers and our directors. See the sections titled “Director Compensation” and “Executive Compensation,” for a description of these stock options. In the ordinary course of business, we enter into offer letters and employment agreements with our executive officers. We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Related Party Transaction Policy
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.
Our Board of Directors has adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Directors
Our Board of Directors currently consists of six (6) members.
At the Annual Meeting, two Class I directors will be elected for a three-year term.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of the Company.
Nominees
Our corporate governance and nominating committee has recommended, and our Board of Directors has approved, Randall Mrsny, Ph.D. and Aaron VanDevender, Ph.D. as nominees for election as Class I directors at the Annual Meeting. If elected, Dr. Mrsny and Dr. VanDevender will serve as Class I directors until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Dr. Mrsny and Dr. VanDevender. We expect that each of Dr. Mrsny and Dr. VanDevender will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality vote of the shares of our common stock present (including by proxy) at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the two nominees who receive the most votes cast FOR will be elected as Class I directors. As a result, any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Broker non-votes will have no effect on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE.

PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm
The audit committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended December 31, 2020. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees and Services
The following table presents fees for professional audit services rendered to the Company by Deloitte & Touche LLP for the fiscal years ended December 31, 2020 and 2019.
	2020	2019
Audit Fees(1)	$1,203,628	$455,449
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total Fees	$1,203,628	$455,449
(1)
Audit Fees consists of fees billed for professional services performed by Deloitte & Touche LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering (IPO), which we completed in June 2020.

Auditor Independence
In the fiscal year ended December 31, 2020, there was no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.
Pre-approval Policies and Procedures
The audit committee pre-approves audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The audit committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services, and all other fees up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting. All fees paid to Deloitte & Touche LLP for the fiscal years ended December 31, 2020 and 2019 were pre-approved by either our Board or our audit committee.
If Deloitte & Touche LLP renders services other than audit services to the Company, the audit committee will determine whether the rendering of these services is compatible with maintaining Deloitte & Touche LLP’s independence.

Vote Required
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present (including by proxy) at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have no effect.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

AUDIT COMMITTEE REPORT
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Applied Molecular Transport Inc. (the Company) specifically incorporates it by reference in such filing.
Audit Committee Report to Stockholders
The audit committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The audit committee is composed of three directors, each of whom is “independent” as determined in accordance with Nasdaq Stock Market’s Rules and Rule 10A-3 of the Exchange Act. The audit committee operates under a written charter approved by the Board of Directors and held two meetings in fiscal year 2020. A copy of the charter is available on the Company’s website at [www.appliedmt.com] by selecting the “Investor” link then clicking on the “Corporate Governance” section.
Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the audit committee met with management and the independent registered public accounting firm to review and discuss the audited financial statements for the fiscal year ended December 31, 2020. The audit committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the audit committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed the independent registered public accounting firm’s independence from the Company and its management.
Based upon the audit committee’s discussions with management and the independent registered public accounting firm, and the audit committee’s review of the representations of management and the independent registered public accounting firm, the audit committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC.
The audit committee also has appointed, subject to stockholder ratification, Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
Respectfully submitted by the members of the audit committee of the Board of Directors,

Graham Cooper, Chairperson
Helen S. Kim
Aaron VanDevender

EXECUTIVE OFFICERS
The following table sets forth the names, ages, and positions of our executive officers as of March 31, 2021:
Name	Age	Position
Tahir Mahmood, Ph.D.	46	Co-Founder, Chief Executive Officer and Director
Randall Mrsny, Ph.D.	66	Co-Founder, Chief Scientific Officer and Director
Elizabeth Bhatt	53	Chief Business and Strategy Officer
Shawn Cross	53	Chief Financial Officer
Brandon Hants	44	Senior Vice President, Finance & Business Operations
Bittoo Kanwar, M.D.	45	Chief Medical Officer
Douglas Rich	52	Chief Technical Officer
Tahir Mahmood, Ph.D., Chief Executive Officer and Co-Founder. For a biography of Dr. Mahmood, please see the section titled “Board of Directors and Corporate Governance.”
Randall Mrsny, Ph.D., Chief Scientific Officer, and Co-Founder. For a biography of Dr. Mrsny, please see the section titled “Board of Directors and Corporate Governance.”
Elizabeth Bhatt, Chief Business and Strategy Officer. Ms. Bhatt has served as our Chief Business and Strategy Officer since September 2019. Prior to joining the Company, Ms. Bhatt was at Achaogen, Inc., a biopharmaceutical company, where she was Chief Operating Officer from July 2018 to June 2019 and Chief Business Officer from September 2017 to June 2019. Prior to Achaogen, Ms. Bhatt held various roles at Gilead Sciences, Inc., a biopharmaceutical company, from July 2006 to September 2017, including Vice President, Corporate Development from January 2016 to September 2017 and Senior Director, Corporate Development from May 2011 to December 2015. She has served on the board of directors of Locust Walk Acquisition Corp., a blank-check company, since January 2021. Ms. Bhatt holds a B.A. in Chemistry from Pomona College, an M.S. in Biomedical Sciences from the University of California, San Diego and an M.B.A. from the Kellogg School of Management at Northwestern University.
Shawn Cross, Chief Financial Officer. Mr. Cross has served as our Chief Financial Officer since March 2020. Prior to joining the Company, Mr. Cross was at JMP Securities LLC where he was Managing Director and Co-Head Healthcare Investment Banking and a member of the Investment Banking Management Committee from September 2018 to March 2020. Prior to JMP Securities LLC, Mr. Cross worked at GT BioPharma, Inc., a clinical stage immuno-oncology company, where he was President and Chief Operating Officer from November 2017 to February 2018 and Chairman of the board of directors and Chief Executive Officer from February 2018 to July 2018. Mr. Cross was Managing Director, Healthcare Investment Banking at Deutsche Bank Securities from November 2015 to November 2017 and Managing Director, Healthcare Investment Banking at Wells Fargo Securities from November 2010 to August 2015. Mr. Cross holds a B.S. in Kinesiology from the University of California, Los Angeles and an M.B.A. from Columbia Business School.
Brandon Hants, Senior Vice President, Finance and Business Operations. Mr. Hants has served as our Senior Vice President, Finance and Business Operations since March 2021, and Vice President, Finance and Business Operations since January 2019. Prior to joining the Company, Mr. Hants held various roles at Singulex, Inc., an immunodiagnostics company, including as Chief Financial Officer from July 2018 to January 2019, Vice President, Finance and Operations from July 2016 to June 2018, Senior Director, Finance from June 2014 to June 2016, and Director, Financial Planning and Analysis from June 2012 to June 2014. Mr. Hants holds a B.S. in Cell and Developmental Biology from the University of California, Santa Barbara and an M.B.A. from the University of San Francisco.
Bittoo Kanwar, M.D., Chief Medical Officer. Dr. Kanwar has served as our Chief Medical Officer since January 2020 and previously served as our Senior Vice President, Head of Clinical Development from May 2019 to January 2020. Prior to joining the Company, Dr. Kanwar held various roles at Protagonist Therapeutics, Inc., a clinical-stage biopharmaceutical company, including Vice President, Clinical Development from April 2018 to April 2019 and Senior Medical Director from May 2017 to April 2018. Dr. Kanwar also held various roles at Gilead Sciences, Inc., a biopharmaceutical company, including Associate Director and Director of Clinical Research from October 2011 to May 2017. Prior to joining Gilead Sciences, Dr. Kanwar was an Associate Professor in the Department of Pediatrics, Division of Gastroenterology at the University of California, San Francisco. Dr. Kanwar holds a B.S. in Biology from the University of Minnesota and an M.D. from the University of Iowa.

Douglas Rich, Chief Technical Officer. Mr. Rich has served as our Chief Technical Officer since January 2021. Prior to joining the Company, Mr. Rich was at UNITY Biotechnology, Inc., a biotechnology company focused on therapeutics to extend human healthspan, where he was Senior Vice President Operations from April 2017 to January 2021. Prior to UNITY Biotechnology, Mr. Rich founded and served as President at Fastball Consulting, Inc., a biopharmaceutical consulting company, from February 2016 to April 2017. Prior to Fastball Consulting, Mr. Rich held multiple roles at KYTHERA Biopharmaceuticals, Inc., a biopharmaceutical company focused on biopharmaceuticals for the aesthetic medicine market (now a subsidiary of Allergan plc), where he was Senior Vice President, Operations from June 2015 to February 2016, Vice President, Operations from February 2015 to May 2015, and Vice President, Manufacturing from May 2014 to January 2015. Prior to KYTHERA, Mr. Rich worked at Boehringer Ingelheim International GmbH, a pharmaceutical company, from March 2011 to April 2014, including as Vice President, Quality. Prior to Boehringer Ingelheim, Mr. Rich held various roles at Amgen Inc. including Executive Director, Site Quality Head. Mr. Rich holds a B.S. in Biology from the University of Southern California and an M.B.A. from Pepperdine University.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our Board of Directors regarding executive compensation.
Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2020, our compensation committee engaged Aon, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Aon serves at the discretion of our compensation committee. Our compensation committee engaged Aon to assist in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of promoting executive compensation that is competitive and fair.
Our compensation committee periodically considers and assesses Aon’s independence, including whether Aon has any potential conflicts of interest with our company or members of our compensation committee. In connection with Aon’s engagement, our compensation committee conducted such a review and concluded that it was not aware of any conflict of interest that had been raised by work performed by Aon or the individual consultants employed by Aon that perform services for our compensation committee.
Our named executive officers (NEOs) for the fiscal year ended December 31, 2020, which consist of our principal executive officer and the next two most highly compensated executive officers, are:
•	Tahir Mahmood, Ph.D., our Co-Founder and Chief Executive Officer;
•	Elizabeth Bhatt, our Chief Business and Strategy Officer; and
•	Shawn Cross, our Chief Financial Officer.
Summary Compensation Table
The following table sets forth information concerning the total compensation of each of our NEOs for the fiscal years ended December 31, 2020 and 2019:
Name	Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Tahir Mahmood, Ph.D.	2020	$390,932	$—	$—	$207,000	$23,077	$621,009
Chief Executive Officer	2019	300,000	49,282	—	—	—	349,282
Elizabeth Bhatt	2020	371,462		1,091,281	176,960	5,721	645,424
Chief Business and Strategy Officer	2019	99,169	16,221	—	—	—	115,390
Shawn Cross	2020	311,439		1,087,728	142,060	—	541,227
Chief Financial Officer
(1)
This column represents the aggregate grant date fair value of the award as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to our audited financial statements included in our annual report on Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.

(2)
Amounts represent the annual incentive bonus earned by each of the NEOs for services performed in 2020 and are pro-rated based on length of service with us. These annual incentive bonuses were paid in 2021.

(3)	Amounts represent the cumulative accrued vacation balance paid in 2020.

Non-Equity Incentive Plan
In 2020, we maintained a bonus plan for our executive employees that provides for cash incentives for performance in the year. The 2020 bonus opportunities for our named executive officers were based on our compensation committee’s assessment of the achievement of company objectives that were established by our board of directors at the beginning of the year (weighted 80%, or 100% in the case of Dr. Mahmood) and, in the case of our named executive officers other than Dr. Mahmood, of individual performance objectives (weighted 20%). The company objectives for 2020 consisted of product development (70% weight) goals, pipeline goals (10% weight), and organizational goals (20% weight).
Based on our performance against the company objectives, our compensation committee determined to fund the 2020 bonus plan at 115% of the target level, and determined that Ms. Bhatt and Mr. Cross achieved 100% of their individual performance objectives.
The amounts in the Summary Compensation Table under the column “Non-equity incentive plan compensation” are based on the named executive officer’s target bonus amount multiplied by the achievement percentage set by our compensation committee consistent with its determinations under the 2020 bonus plan (and further pro-rated based on the period of time during which they were employed with us during the year).
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each of our NEOs as of December 31, 2020:
	Option Awards
Name	Grant Date	Number of Shares of Stock Underlying Unexercised Options Exercisable	Number of Shares of Stock Underlying Unexercised Options Unexercisable	Option Exercise Price(1)	Option Expiration Date
Tahir Mahmood, Ph.D.	—	—	—	$—	—
Elizabeth Bhatt	03/06/2020(2)	97,072	213,560	4.61	03/06/2030
Shawn Cross	03/30/2020(2)	—	310,000	4.61	03/30/2030
(1)
In May 2020, the Board of Directors approved a one-time repricing of certain stock options granted to our service providers with an exercise price of $6.14 per share under our 2016 Plan. Pursuant to such approval, these options were automatically repriced to $4.61 per share. This column represents the fair market value of a share of our common stock on the date of the repricing, as determined by our Board of Directors.

(2)
This option to purchase shares of our common stock was granted pursuant to our 2016 Plan. 1/4th of the shares subject to the option vest on the first anniversary of the vesting commencement date and 1/48th of the shares vest monthly thereafter, subject to the optionee’s continued status as a service provider through each vesting date.

Employment Arrangements with Our Named Executive Officers
Dr. Tahir Mahmood
In June 2020, we entered into a confirmatory employment letter with Dr. Tahir Mahmood, our Co-Founder and Chief Executive Officer. The confirmatory employment letter has no specific term and provides that Dr. Mahmood is an at-will employee. The employment letter supersedes all existing agreements and understandings that Dr. Mahmood may have entered into concerning his employment relationship with us. The employment letter also provides Dr. Mahmood with severance and change in control benefits pursuant to our Severance Policy described below. As of December 31, 2020, Dr. Mahmood’s annual base salary is $450,000 and he is currently eligible for an annual target cash incentive payment equal to 40% of his annual base salary.
Elizabeth Bhatt
In June 2020, we entered into a confirmatory employment letter with Elizabeth Bhatt, our Chief Business and Strategy Officer. The confirmatory employment letter has no specific term and provides that Ms. Bhatt is an at-will employee. The employment letter supersedes all existing agreements and understandings that Ms. Bhatt may have entered into concerning her employment relationship with us. The employment letter also provides Ms. Bhatt with severance and change in control benefits pursuant to our Severance Policy described below. As of December 31, 2020, Ms. Bhatt’s annual base salary is $395,000 and she is currently eligible for an annual target cash incentive payment equal to 40% of her annual base salary.

Shawn Cross
In June 2020, we entered into a confirmatory employment letter with Shawn Cross, our Chief Financial Officer. The confirmatory employment letter has no specific term and provides that Mr. Cross is an at-will employee. The employment letter supersedes all existing agreements and understandings that Mr. Cross may have entered into concerning his employment relationship with us. The employment letter also provides Mr. Cross with severance and change in control benefits pursuant to our Severance Policy described below. As of December 31, 2020, Mr. Cross’ annual base salary is $395,000 and he is currently eligible for an annual target cash incentive payment equal to 40% of his annual base salary.
Employment Arrangements with Dr. Randall Mrsny
In June 2020, we entered into a confirmatory employment letter with Dr. Randall Mrsny, our Co-Founder and Chief Scientific Officer. The confirmatory employment letter has no specific term and provides that Dr. Mrsny is an at-will employee. The employment letter supersedes all existing agreements and understandings that Dr. Mrsny may have concerning his employment relationship with us. The employment letter also provides Dr. Mrsny with severance and change in control benefits pursuant to our Severance Policy described below. Dr. Mrsny’s current annual base salary is $450,000 and he is currently eligible for an annual target cash incentive payment equal to 40% of his annual base salary.
Potential Payments upon Termination or Change in Control
We maintain a change in control severance policy for our current named executive officers and other key employees, which was most recently amended in May 2020 (the Severance Policy). The Severance Policy provides for severance and change in control benefits to our named executive officers and other key employees (collectively, participants). Each participant has signed a participation agreement under our Severance Policy.
Under the Severance Policy, if a named executive officer’s employment is terminated outside a period beginning on a “change in control” (as defined in the Severance Policy) and ending 12 months following a change in control (the “change in control period”), either by us other than for “cause,” death or “disability” or by the named executive officer due to a “constructive termination” (each, as defined within the Severance Policy), the named executive officer will receive:
•	a lump sum payment equal to 100% of base salary; and
•
payment or reimbursement of up to 12 months of premiums for COBRA continuation coverage premiums, or, if providing such payment would violate applicable law, a taxable payment for an equivalent amount in lieu thereof.

Under the Severance Policy, if a named executive officer’s employment is terminated inside the change in control period either by us other than for “cause,” death or “disability” or by the named executive officer due to a “constructive termination”, the named executive officer will receive the following:
•	a lump sum payment equal to 100% of base salary;
•	a lump sum payment equal to 100% of target annual bonus;
•	100% acceleration of unvested time-based equity awards; and
•
payment or reimbursement of up to 12 months of premiums for COBRA continuation coverage premiums or, if providing such payment would violate applicable law, a taxable payment for an equivalent amount in lieu thereof.

The Severance Policy provides that if any payments or benefits received by a named executive officer under the Severance Policy or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the Code) and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher. The Severance Policy does not require us to provide any tax gross-ups.
To receive the severance described above, the named executive officer must sign and not revoke our standard separation agreement and release of claims within the timeframe that is set forth in the Severance Policy.

Equity Compensation Plan Information
All of our equity compensation plans have been approved by our stockholders. The following table provides information as of December 31, 2020, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plan Approved by Stockholders(1)	3,506,599	$6.27	3,683,252
(1)
Includes the following plans: 2020 Plan, 2016 Plan, 2015 Equity Incentive Plan (2015 Plan) and 2020 Employee Stock Purchase Plan (2020 ESPP). Our 2020 Plan provides that on January 1st of each fiscal year commencing in 2021, the number of shares authorized for issuance under the 2020 Plan is automatically increased by a number equal to the lesser of (i) 3,140,062 shares; (ii) 5.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year or; (iii) such other amount as the plan administrator may determine. Our 2020 ESPP provides that on January 1st of each fiscal year commencing with the fiscal year following the fiscal year in which the first enrollment date under the 2020 ESPP (if any) occurs, the number of shares authorized for issuance under the 2020 ESPP is automatically increased by a number equal to the lesser of (i) 628,012 shares; (ii) 1.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as the plan administrator may determine. In connection with our IPO, our 2015 Plan and 2016 Plan were terminated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information regarding the beneficial ownership of our common stock as of March 5, 2021 for the following:
•	Each stockholder known by us to beneficially own more than 5% of our common stock;
•	Each of our directors;
•	Each named executive officer named in the “Named Executive Officers”; and
•	All directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 35,246,337 shares of our common stock outstanding as of March 5, 2021. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 5, 2021 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Applied Molecular Transport Inc., 1 Tower Place, Suite 850, South San Francisco, CA 94080.
	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
5% or Greater Stockholders:
Entities affiliated with EPIQ Capital Group, LLC(1)	8,264,240	23.4%
Entities affiliated with Founders Fund(2)	4,438,222	12.6%
Capital Research Global Investors(3)	2,802,700	8.0%
Capital World Investors(4)	2,565,932	7.3%
Named Executive Officers and Directors:
Tahir Mahmood, Ph.D.(5)	3,606,833	10.2%
Randall Mrsny, Ph.D.(6)	3,606,833	10.2%
David Lamond(7)	986,019	2.8%
Helen S. Kim(8)	860,230	2.4%
Elizabeth Bhatt(9)	125,583	*
Shawn Cross(10)	86,583	*
Graham Cooper(11)	75,000	*
Aaron VanDevender, Ph.D. (12)	12,659	*
All executive officers and directors as a group (eleven (11) persons)(13)	9,581,544	26.7%
*	Less than one percent (1%)
(1)
Based on information taken from the Schedule 13D filed on June 18, 2020, these shares consist of (i) 2,149,292 shares held by EPQ LLC, AMT PS, (ii) 3,394,948 shares held by EPQ LLC, AMTB PS, (iii) 2,500,000 shares held by EPQ LLC, AMTC PS and (iv) 220,000 shares held by Chad Boeding (collectively, the EPIQ funds). EPIQ Capital Group, LLC is the managing member of each of the EPIQ funds and exercises investment and voting control over the shares held by each of the EPIQ funds through an investment committee. The investment committee for each of the EPIQ funds is comprised of Chad Boeding, Chris Jackson, Jennifer Forster, Boris Albul and Rick Withers, each of whom is an officer or partner of EPIQ Capital Group, LLC. Each of the members of the investment committee disclaims beneficial ownership of the shares held by the EPIQ funds except to the extent of their pecuniary interests therein, if any. The address of each of the individuals and entities listed above is One Lombard Street, Suite 200, San Francisco, CA 94111.

(2)
Based on information taken from the Schedule 13G filed on February 16, 2021, these shares consist of (i) 2,814,640 shares held by The Founders Fund V, LP, 757,139 shares held by The Founders Fund V Principals Fund, LP, 39,836 shares held by The Founders Fund V Entrepreneurs Fund, LP (collectively, the Founders Fund V Management, LLC), and (ii) 656,194 shares held by The Founders Fund VI, LP, 162,255 shares held by The Founders Fund VI Principals Fund, LP and 8,158 shares held by The Founders Fund VI Entrepreneurs Fund, LP (collectively, the Founders Fund VI Management, LLC). FFV Management exercises investment and voting control over the shares held by the Founds Fund V Management, LLC through a management committee comprised of Peter Thiel and Brian Singerman. FFVI Management exercises investment and voting control over the shares held by the Founders Fund VI Management, LLC through a management committee comprised of Peter Thiel and Brian Singerman. Each of Mr. Thiel and Mr. Singerman disclaim beneficial ownership of the shares held by the Founders Fund V Management, LLC and the Founders Fund VI Management, LLC, except to the extent of their pecuniary interest therein, if any. The address of each of the individuals and entities listed above is One Letterman Drive, Building D, Suite 500, San Francisco, CA 94129.
(3)
Based on information taken from the Schedule 13G filed on February 16, 2021, these 2,802,700 shares are held by Capital Research Global Investors (CRGI). CRGI is a division of Capital Research and Management Company (CRMC), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. (together with CRMC, the investment management entities). CRGI may be deemed to be the beneficial owner of these shares and exercises sole voting and investment control over the shares. The address of this entity is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(4)
Based on information taken from the Schedule 13G filed on February 16, 2021, these 2,565,932 shares are held by Capital World Investors (CWI). CWI is a division of CRMC, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. (together with CRMC, the investment management entities). CWI may be deemed to be the beneficial owner of the shares and exercises sole voting and investment control over the shares. The address of this entity is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(5)
Consists of (i) 176,657 shares held directly by The Mahmood 2017 Irrevocable Trust Agreement for which Dr. Mahmood serves as trustee, (ii) 334,632 shares held by the Tahir Mahmood 2019 Annuity Trust for which Dr. Mahmood serves as trustee, (iii) 3,088,711 shares held by the Mahmood-Shamsi Living Trust Agreement dated August 31, 2017 for which the father of Dr. Mahmood serves as trustee, and (iv) 6,833 shares of common stock subject to options that are exercisable within 60 days of March 5, 2021. Dr. Mahmood shares voting and investment control with his spouse over the shares held by the Mahmood 2017 Irrevocable Trust Agreement and the Tahir Mahmood 2019 Annuity Trust. The father of Dr. Mahmood exercises voting and investment control over the shares held by the Mahmood-Shamsi Living Trust Agreement dated August 31, 2017.

(6)
Consists of (i) 270,000 shares held directly by The Randall Mrsny 2020 Annuity Trust for which Dr. Mrsny serves as trustee, (ii) 270,000 shares held directly by Ann Daugherty 2020 Annuity Trust for which Dr. Mrsny’s spouse serves as trustee, (iii) 3,060,000 shares held directly by Mrsny-Daugherty Living Trust Agreement dated July 31, 2019 for which Dr. Mrsny and his spouse serve as co-trustees and exercise voting and investment control, and (iv) 6,833 shares of common stock subject to options that are exercisable within 60 days of March 5, 2021.

(7)
Consists of 986,019 shares of common stock beneficially held by the Blue Devil Trust for which Mr. Lamond serves as trustee. Mr. Lamond shares voting and investment control over the shares held by the Blue Devil Trust with his spouse.

(8)	Consists of (i) 800,000 shares of common stock directly held by Ms. Kim and (ii) 60,230 shares of common stock subject to options that are exercisable within 60 days of March 5, 2021.
(9)	Consists of 125,583 shares of common stock subject to options that are exercisable within 60 days of March 5, 2021.
(10)	Consists of 86,583 shares of common stock subject to options that are vested and exercisable within 60 days of March 5, 2021.
(11)
Consists of 75,000 shares subject to outstanding options which are exercisable prior to vesting, of which 43,750 shares of common stock subject to options that are vested and exercisable within 60 days of March 5, 2021 and 31,250 shares which may be repurchased by us, if exercised, at the original exercise price.

(12)	Consists of 12,659 shares held directly by Mr. VanDevender.
(13)
Consists of (i) 8,998,678 shares of common stock owned by our named executive officers, current directors and other executive officers and (ii) 582,866 shares of common stock subject to options that are exercisable within 60 days of March 5, 2021.

OTHER MATTERS
Our financial statements for the fiscal year ended December 31, 2020 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://ir.appliedmt.com/investor-relations and are available from the SEC at its website at www.sec.gov.
***
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS

South San Francisco, California April 7, 2021

APPLIED | MOLECULAR | TRANSPORT

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMTI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D48586-P50044

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED MOLECULAR TRANSPORT INC.

The Board of Directors recommends you vote FOR the following proposal:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Randall Mrsny, Ph.D.
02) Aaron VanDevender, Ph.D.

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and the 2020 Annual Report on Form 10-K are available at www.proxyvote.com.

D48587-P50044

Applied Molecular Transport Inc.
Annual Meeting of Stockholders
Tuesday, May 18, 2021 at 10:00 AM, PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of Applied Molecular Transport Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2021, and hereby appoints Tahir Mahmood, Ph.D. and Shawn Cross, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2021 Annual Meeting of Stockholders of Applied Molecular Transport Inc. to be held on May 18, 2021 at 10:00 AM (PDT), and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. The 2021 Annual Meeting of Stockholders will take place as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/AMTI2021.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side